U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August15, 2001.

                        COMMISSION FILE NUMBER: 333-30364

                              I T Technology, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                        98-0200077
            --------                                        ----------
     (State or jurisdiction of                     (I.R.S. Employer I.D. No.)
   incorporation or organization)



                                 34-36 Punt Road
                                  Windsor 3181
                         Melbourne, Victoria, Australia
                    (Address of principal executive offices)
                    ----------------------------------------


               Registrant's telephone number: (011) 613-9533-7800


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 1.    Changes in Control of Registrant

            Not applicable

Item 2.    Acquisition or Disposition of Assets

            Not applicable

Item 3.    Bankruptcy or Receivership

            Not Applicable

Item 4.    Changes in Registrant's Certifying Accountant

            Not Applicable

Item 5.    Other Events

On August 20th, 2001, the Board of Directors resolved that Jonathan Herzog, the Registrant's Chief Financial Officer, be appointed as the Registrant's new Chairman and Chief Executive Officer.

A vacancy on the Board of Directors was filled by the appointment of Jim Tan, 57, effective August 20th, 2001, who was also appointed as the Registrant's new Chief Financial Officer.

JIM (YAM-HIN) TAN

Mr. Jim Tan is a fully qualified Chartered Accountant. In 1976, he was admitted as an associate member to the Institute of Chartered Accountants in Australia. From 1967 to 1975, Mr. Tan was employed in Melbourne, Australia, with various Chartered Accounting firms, including Marquand and Co., which became part of Hall Chadwick and Coopers and Lybrand, now known as Price Waterhouse Coopers, specializing in the areas of Audit and Insolvency. Over the past five years until November 2000, Mr.Tan was a self-employed Business Consultant in Malaysia consulting to government agencies in Malaysia and to private industry in South East Asia, China and North East Asian Nations. Mr. Tan joined I.T. Technology in May 2001, where he has served as a financial controller and manager of Business Development at Stampville.Com, Inc.


Item 6.    Resignations of Registrant's Directors

On August 15, 2001, Levi Mochkin resigned as Chairman, Chief Executive Officer and director of Registrant. Mr. Mochkin has not expressed any disagreement with Registrant's operations policies or practices.

Item 7.    Financial Statements and Exhibits

            (a)   Financial Statements of Business Acquired.

                       Not applicable.

            (b)   Pro forma Financial Information.

                       Not applicable.

            (c)   Exhibits.

                       Exhibit 17.1   Letter of Resignation of Levi Mochkin


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2001.

I.T. Technology, Inc.

/s/ Henry Herzog
---------------------------
By: Henry Herzog, President